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                                                                    Exhibit 10.7

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


In re:                                     )
                                           )   Case Nos. 99-3199           (MFW)
Vencor, Inc., et al.,                      )    through  99-3327           (MFW)
                                           )
                                           )   Chapter 11
Debtors and Debtors in Possession.         )
                                           )   Jointly Administered



                 STIPULATION AND ORDER PURSUANT TO SECTION 365
                 OF THE BANKRUPTCY CODE REGARDING VENCOR, INC.,
               VENCOR OPERATING, INC. AND VENCOR NURSING CENTERS
                LIMITED PARTNERSHIP'S PERFORMANCE OF OBLIGATIONS
                   UNDER, AND EXTENDING THE TIME WITHIN WHICH
                 VENCOR, INC. VENCOR OPERATING, INC. AND VENCOR
                    NURSING CENTERS LIMITED PARTNERSHIP MAY
                      ACCEPT OR REJECT, CERTAIN AGREEMENTS
                 BETWEEN VENCOR, INC., VENCOR OPERATING, INC.,
                  VENCOR NURSING CENTERS LIMITED PARTNERSHIP,
              VENTAS, INC. AND VENTAS REALTY, LIMITED PARTNERSHIP
              ---------------------------------------------------

         This stipulation and order (the "Stipulation and Order") is entered into as of the date set forth below by and among Vencor, Inc. ("VCI"), Vencor Operating, Inc. ("Vencor Operating"), the other above-captioned debtors and debtors in possession (collectively with VCI and Vencor Operating, the "Debtors" or "Vencor"), Ventas, Inc. ("VTI") and Ventas Realty Limited Partnership ("VRLP" and together with VTI, "Ventas," and, together with Vencor, the "Parties").

         WHEREAS, on the date hereof (the "Petition Date"), the Debtors filed their respective petitions for relief under chapter 11, title 11 of the United States Code (the "Bankruptcy Code"). They are now operating their business and managing their property as debtors in possession pursuant to sections 1107(a)
and 1108 of the Bankruptcy Code; and
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         WHEREAS, on or about April 30, 1998, VCI, Vencor Operating,  VTI, First
Healthcare Corporation, Nationwide Care, Inc., Northwest Health Care, Inc., Hillhaven of Central Florida, Inc., Hillhaven/Indiana Partnership, St. George Nursing Home Limited Partnership, Vencor Hospitals Illinois, Inc., Carrolwood Care Center, Windsor Woods Nursing Home Partnership, San Marcos Nursing Home Partnership, New Pond Village Associates, Health Haven Associates, L.P., Oak
Hill Nursing Associates, L.P., Vencor Hospitals East, Inc., Hahnemann Hospital, Inc. and VRLP all entered into four agreements styled as master leases (jointly and severally, as amended to date, the "Master Leases"), relating to certain properties listed on the respective schedule 1 attached thereto; and

         WHEREAS, VRLP and Vencor Nursing Centers Limited Partnership ("VNCLP") entered into a further agreement styled as a lease on August 7, 1998 for a nursing center in Corydon, Indiana as amended to date (the "Corydon Agreement", and collectively with the Master Leases, the "Agreements").

         WHEREAS, in the absence of this Stipulation and Order the Parties do or may dispute, inter alia, (1) the bona fides, validity, enforceability and/or the
             ----- ----          ---- -----
avoidability of the Agreements generally, (2) whether or not the Agreements constitute leases subject to section 365 of the Bankruptcy Code ("Section 365"),
(3) to the extent that the Agreements are subject to Section 365, whether the Agreements concern "nonresidential real property" within the meaning of section 365(d)(3) or "residential real property" within the meaning of section 365(d)(2) and the appropriate rent or use and occupancy, if any, payable, and (4) whether Vencor and Ventas are separate entities or should be substantively consolidated; and

         WHEREAS, without waiver of or prejudice to (1) each Party's right, upon the date of termination of this Stipulation and Order, to dispute, inter alia:
                                                                   ----- ----
(a) the bona fides,
        ---- -----

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validity, enforceability and/or the avoidability of the Agreements generally,
(b) whether or not the Agreements constitute leases subject to Section 365, (c) to the extent that the Agreements are subject to Section 365, whether the Agreements concern residential or non-residential properties and the appropriate rent or use and occupancy, if any, payable, and (d) whether Vencor and Ventas are separate entities or should be substantively consolidated, (2) Ventas's right to assert a claim for any unpaid rent by or defaults of any Vencor entity under the Agreements whether accrued prior or subsequent to the Petition Date, and (3) any other rights, remedies, claims or defenses the Parties have under the Agreements, other agreements by, among or relating to the Parties and/or applicable law, the Debtors and Ventas desire to (a) stipulate to certain conditions the satisfaction of which will constitute, if applicable, VCI, Vencor Operating and VNCLP's timely performance of the minimum monthly base rent obligations under the Agreements arising from and after the Petition Date, and
(b) extend, if necessary, the time under Section 365 within which VCI, Vencor Operating and VNCLP may assume or reject the Agreements;

          NOW, THEREFORE, IT IS HEREBY AGREED AND STIPULATED, subject to Court approval of this Stipulation, by the Parties as follows:

          1. Commencing with the month of October, 1999, VCI, Vencor Operating and VNCLP shall, on or before the fifth day of each month (provided however, that if the fifth day is not a business day, then the next business day), pay to Ventas minimum monthly base rent of $15,133,556.59 (the "Monthly Payment"), provided that the Parties may agree to a later date for payment (in their sole and absolute discretion, it being understood that nothing herein shall be deemed to create an obligation to negotiate or otherwise reach any such agreement) in writing without further order of the Court. For September, 1999, VCI, Vencor Operating and VNCLP shall pay the Monthly Payment (without proration) on or before three (3) business days after the

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Petition Date. Subject to paragraph 5 below, such Monthly Payment shall constitute VCI, Vencor Operating and VNCLP's timely performance under Section 365(d)(3) of their minimum monthly base rental obligations arising from and after the Petition Date under the Agreements for the month within which payment is made (i.e., the minimum monthly base rent shall be $15,133,556.59 for purposes of section 365(d)(3) only). In addition, the Debtors shall be authorized and agree to fulfill all of their other obligations under the Agreements, as well as all of their obligations under the Agreement and Plan of Reorganization by and between Vencor, Inc. (now Ventas, Inc.) and Vencor Healthcare, Inc. (now Vencor, Inc.) dated as of April 30, 1998 and related agreements (the "Reorganization Agreements") including, without limitation, their continuing obligations to indemnify and defend Ventas pursuant to Article III of the Reorganization Agreements regardless of the period which obligations relate, during the period while this Stipulation and Order is in effect as such obligations become due (provided however that nothing herein shall constitute an assumption of the Agreements).

     2. For each month this Stipulation and Order is in effect, Ventas shall accrue a claim against VCI, Vencor Operating and VNCLP in an amount equal to the difference between the monthly rent due under the Agreements and the Monthly Payment (the "Agreement Rent Claim"), which claim shall be (a) joint and several but only to the extent which that claim was joint and several prior to the Petition Date against VCI and Vencor Operating with respect to the Master Leases and VCI, Vencor Operating and VNCLP with respect to the Corydon Agreement, and
(b) several as to any other Debtor liable with respect to the Master Leases and the Corydon Agreement in amounts proportional to their respective obligations under the Master Leases and the Corydon Agreement. The Agreement Rent Claim shall be given superpriority administrative creditor claim status under section 507(b) of the Bankruptcy Code, junior in right only to any liens or superpriority claims provided to the lenders under the Debtors' DIP Credit Agreement, any fees due to the Office of the United States Trustee, the Carve Out under the DIP facility (as defined in the Interim Order (i) Authorizing Postpetition Financing Pursuant to 11 U.S.C. (S) 364, (ii) Granting Senior Liens and Superpriority Administrative Expense Claim Status

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Pursuant to 11 U.S.C. (S)(S) 105, 503(b), 507 and 364, (iii) Authorizing Use of
Cash Collateral Pursuant to 11 U.S.C. (S) 363, (iv) Granting Adequate Protection Pursuant to 11 U.S.C. (S)(S) 363 and 364, and (v) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) and (c) (the "Interim DIP Order"), as may be amended from time to time with the approval of the DIP lenders), any liens or superpriority claims granted to prepetition secured creditors as adequate protection for their claims under the Interim DIP Order and the Final DIP Order, as defined in the DIP Credit Agreement, and prepetition liens granted to the lenders under the Senior Credit Agreement as of April 29, 1998 and related agreements, to the extent such prepetition claims are allowed as secured. As long as the Stipulation and Order is in effect, Ventas agrees not to assert a claim for minimum monthly base rent due for any period on or after the Petition Date in excess of the Monthly Payment, including but not limited to the Agreement Rent Claim, provided however that upon the termination of the Stipulation and Order, and without limiting any of the Parties' other rights under this Stipulation and Order, Ventas reserves its right to seek payment of the Agreement Rent Claim under section 365(d)(3) of the Bankruptcy Code or otherwise and the Debtors reserve their right to challenge the amount and timing of payment of the Agreement Rent Claim, to the extent that any such claim is allowed and provided further that Ventas shall have the right to commence proceedings seeking the allowance and payment of such claim and any other appropriate remedies upon receipt by any Party of any notice pursuant to paragraph 4(b) below and the Debtors shall have the right to contest any such proceedings.

     3. To the extent applicable, the period in which Vencor, Inc., Vencor Operating and VNCLP may assume or reject the Agreements under section 365(d)(4) of the Bankruptcy Code is hereby extended to and including the date which is fifteen (15) days after the date of termination of the Stipulation and Order pursuant to the terms herein, provided however
                              -------- -------

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that such extension is without prejudice to the Debtors' right to seek an Order of the Bankruptcy Court further extending such period pursuant to and subject to section 365(d)(4) of the Bankruptcy Code.

     4. Subject to the provisions of (P) 5 below, this Stipulation and Order shall remain in full force from the Petition Date through October 31, 1999, and automatically each one month period thereafter (the "Effective Period"), unless and until (a)(i) terminated by Ventas, without the need for any further order of this Court, if VCI, Vencor Operating or VNCLP fail to make any Monthly Payment pursuant to the terms of this Stipulation and Order, (ii) the occurrence of the effective date of any joint plan of reorganization for the Debtors, or (iii) terminated on three business days written notice by Ventas, without the need for any further order of this Court, if the DIP lenders have sent a notice terminating the commitment under the DIP facility or an enforcement notice, or
(b) after October 31, 1999 a Party provides written notice by facsimile (receipt confirmed) or overnight mail (i) at least fourteen days prior to the last business day of the then current month, of its intent to terminate, to the other Parties, the official committee of unsecured creditors, if one is appointed, the DIP Agent, and to the Office of the United States Trustee (collectively, the "Notice Parties"), whereupon such termination will occur on the last day of such month in which such written notice is given unless such termination notice is rescinded or revoked in writing by the Party sending the termination notice on or prior to the date which is five business days prior to the last day of such month or (ii) after the date which is 14 days prior to the last business day of the then current month, of its intent to terminate, to the Notice Parties, whereupon such termination will occur on the last day of the following month unless such termination is rescinded or revoked in writing by the Party sending

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the termination notice on or prior to the date which is five business days prior to the last day of such following month.

     5. Notwithstanding any provision contained in this Stipulation and Order to the contrary, (a) except as expressly provided in (b) below, each Party shall have the right, upon notice of termination given pursuant to paragraph 4 or at any time thereafter to dispute, inter alia (1) the bona fides, validity,
                                ----- ----         ---- -----
enforceability and/or the avoidability of the Agreements generally, (2) whether or not the Agreements constitute leases subject to Section 365, (3) to the extent that the Agreements are subject to Section 365, whether the Agreements concern residential or nonresidential properties, (4) the amount of rent or use and occupancy, if any, that need be paid on a monthly basis going forward, (5) the amount of the administrative claim, if any, due to unpaid rent, if applicable, for the time period that this Stipulation was in force, and other claims for unpaid rent or defaults, if any, that Ventas may have under the Agreements, (6) whether Vencor and Ventas are separate entities or should be substantively consolidated and (7) any other rights, remedies, claims or defenses the Parties have under the Agreements, other agreements by, among or relating to the Parties and/or applicable law; and (b) the Monthly Payments to be made during the Effective Period shall not be subject to avoidance, recoupment, defense, setoff, counterclaim, recovery or any similar remedy or defense.

     6. The first numbered paragraph of the Tolling Agreement dated April 12, 1999 between Vencor, Inc. and Ventas, Inc. (the "Tolling Agreement") shall be deleted and replaced with the following paragraph:

     Any Vencor Claim, including, without limitation, those arising or available under the Bankruptcy Avoidance Provisions (defined below) that Vencor could otherwise assert against Ventas if Vencor were a debtor in a case under the Bankruptcy Code commenced on April 12, 1999, and whether arising under the Bankruptcy Code or under other applicable federal or state law, shall not be prejudiced, impaired, or otherwise waived by Vencor's failure to commence such

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         a bankruptcy case or to initiate suit against Ventas after commencement of a bankruptcy case, and any and all statutes of limitations, repose, or other legal or equitable constraints on the time by which such a bankruptcy case or pleading initiating any Vencor Claim (including, without limitation, a cause of action under (S) 548 of the Bankruptcy
         Code) shall be tolled during the period of time from April 12, 1999 to and including the date that is five business days following the termination of the Stipulation and Order Pursuant to Section 365 of the Bankruptcy Code Regarding Vencor, Inc., Vencor Operating and Vencor Nursing Centers Limited Partnership's Performance of Obligations Under, and Extending the Time Within Which Vencor, Inc., Vencor Operating and Vencor Nursing Centers Limited Partnership May Accept or Reject,
         Certain Agreements Between Vencor, Inc., Vencor Operating, Inc. Vencor Nursing Centers Limited Partnership, Ventas, Inc. and Ventas Realty, Limited Partnership dated September 13, 1999 (the "Tolling Period").
         For all purposes herein, both the first and last day of the Tolling Period shall be deemed to be contained in the Tolling Period.

         The foregoing tolling shall not be deemed to shorten any tolling period otherwise provided pursuant to section 108 of the Bankruptcy Code.

          7. The terms and conditions of the Agreements and each Party's rights and remedies thereunder are not otherwise modified except as expressly stated herein.

          8. This Stipulation and Order may not be modified unless in writing signed by all of the Parties and so ordered by the Court.

          9. This Stipulation and Order shall be binding upon each of the Parties and their successors and assigns, including, but not limited to, any trustee appointed in any Debtor's chapter 11 case and, in the event any of these chapter 11 cases is converted to chapter 7, any trustee appointed in such chapter 7 case.

          10. Nothing in this Stipulation and Order shall constitute admissions by any of the Parties and shall not be used in any subsequent litigation by the Parties or any other person or entity other than for the purpose of enforcement of this Stipulation and Order.

          11. Each of the Parties has the right to terminate the Stipulation and Order upon written notice to the other Parties if this Stipulation and Order is not signed by the Court within five (5) business days of the Petition Date.

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               12. Any Notices to be sent in accordance with this Stiplation and
Order will not be effective unless sent to the following:

To Ventas:     Debra Cafaro, Chief Executive Officer
               Ventas, Inc.
               4360 Brownsboro Road, Suite 115
               Louisville, KY 40207-1642
               Fax (502) 357-9029

               Rick Riney, General Counsel
               Ventas, Inc.
               4360 Brownsboro Road, Suite 115
               Louisville, KY 40207-1642
               Fax (502) 357-9029
               Fax (502) 357-9001

               S. David Peress, Esq.
               Young Conaway Stargatt & Taylor
               Rodney Square North, 11th Floor
               Wilmington DE 19899-0391
               Fax (302) 571-1253

               Myron Trepper, Esq. and Michael J. Kelly, Esq.
               Willkie, Farr & Gallagher
               787 Seventh Avenue
               New York, New York 10019
               Fax (212) 728-8111

To Vencor:

               General Counsel
               Vencor, Inc.
               680 South Fourth Street
               Louisville, KY 40202
               Fax (502) 596-4075

               Thomas J. Moloney, Esq. and Lindsee P. Granfield, Esq. Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Fax (212) 225-3999

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To Vencor Bank Group:

               Mr. Houston Stebbins
               Morgan Guaranty Trust Company
               DIP Agent
               60 Wall Street, 23rd Floor
               New York, New York  10260
               Fax (212) 648-5005

               Karen Wagner, Esq.
               Davis, Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Fax (212) 450-5403

               Joel B. Zweibel, Esq.
               O'Melveny & Myers, LLP
               Citicorp Center
               153 E. 53rd Street
               New York, New York  10022
               Fax (212) 326-2061



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     13. This Stipulation and Order constitutes the entire agreement of the
Parties regarding the subject matter hereof. Dated: September 13, 1999



YOUNG CONAWAY STARGATT & TAYLOR             MORRIS, NICHOLS, ARSHT & TUNNELL


_______________________________             ___________________________________

By:                                         By:

S. David Peress (Del. Bar #2679)            William H. Sudell, Jr.(Del.Bar# 463)
Rodney Square North, 11th Floor             Eric D. Schwartz (Del. Bar # 3134)
Wilmington, DE  19899-0391                  1201 North Market Street
Tel.: (302) 571-6600                        P.O. Box 1347
                                            Wilmington, Delaware  19899-1347
               - and  -                     (302) 658-9200

                                            - and  -
WILLKIE FARR & GALLAGHER                    CLEARY, GOTTLIEB, STEEN & HAMILTON
Myron Trepper                               Thomas J. Moloney
Michael Kelly                               Lindsee P. Granfield
787 Seventh Avenue                          One Liberty Plaza
New York, NY  10019                         New York, New York 10006
(212) 728-8000                              (212) 225-2000

Attorneys for Ventas, Inc. and Ventas       Attorneys for Debtors and Debtors
Realty, Limited Partnership                 in Possession




SO ORDERED THIS 13th DAY OF
SEPTEMBER, 1999


________________________________
United States Bankruptcy Judge

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